EXHIBIT 5.1

DAVIS MCKEE P.L.L.C.	ATTORNEYS AT LAW WILLO LEGAL SUITES 1650 NORTH FIRST AVENUE PHOENIX, ARIZONA 85003 TELEPHONE (602) 266-7667 FACSIMILE (602) 277-9839	JEFFREY A. MCKEE, P.C.* OF COUNSEL: TERRY A. DAVIS *ALSO ADMITTED IN COLORADO

Email: jmckee@davismckee.com

Website: www.davismckeelaw.com

May 30, 2022

VIA EMAIL: mcd2@shaw.ca

Astra Energy, Inc.

9565 Waples Street, Suite 200

San Diego CA 92121

ATTN: Kermit Harris

RE: Opinion as amended to be filed with an S-1 Registration statement as amended to be filed by Astra Energy, Inc., a Nevada corporation

Dear Mr. Harris:

This Opinion is in connection with an amended registration statement to be filed, on or about June 2, 2022, by Astra Energy, Inc., a Nevada corporation, on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering of 5,000,000 Units consist of one share of common stock and one warrant to purchase one share of your common stock within two years for $1.00. The Company’s selling shareholders are offering 43,781,000 shares of your common stock. I understand the Company will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on your behalf by your officers and Directors. The selling shareholders are also deemed to be underwriters of this offering.

You have requested my opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of this opinion, I have examined the Registration Statement, as amended, the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, the Exhibits attached to the Registration Statement as amended, including a form of the Subscription Agreements that, according to the Company have been executed by the 95 selling shareholders, and such other documents and matters of law as I have deemed necessary for the expression of the opinion herein contained.

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I have made assumptions that are customary in opinions of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to me, the conformity to originals of all documents submitted as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

Based upon and subject to the foregoing, it is my opinion with respect to the registration of 43,781,000 shares of the Company's common stock, $0.001 par value (the “Shares”), for public sale by the Company’s selling shareholders as disclosed in the S-1 Registration Statement, as amended, the subject shares are validly issued, fully paid, non-assessable and owned by the 95 selling shareholders.  In connection with the registration of 5,000,000 Units which consists of one share of common stock and one warrant to purchase one share of our common stock within two years for $1.00, for public sale by the issuer it is my opinion that the Shares and the warrants have been duly authorized and when issued and paid for as described in the Registration Statement and Prospectus, will be, validly issued, fully paid and non-assessable.

This opinion is limited to the Federal laws of the United States, and the applicable laws of the State of Nevada.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to the originals of all copies submitted to me by the parties herein. In passing upon certain corporate records and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon. As to the various questions of fact material to this opinion, I have relied, to the extent I deemed reasonably appropriate, upon representations or of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without verification except where such verification was readily ascertainable.

Based on the foregoing, my opinion is that the Units, when issued according to the terms of the prospectus contained in this registration statement, will be duly and validly issued, duly authorized, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the amended Registration Statement and to the use of my name under the caption "Interests of Named Experts and Counsel" in the prospectus comprising part of the Registration Statement.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and I assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Sincerely,

/s/ Jeffrey A. McKee

Jeffrey A. McKee

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